Exhibit 10.11

CADENCE BANCORPORATION

2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [Date] (the “Grant Date”), is made by and between Cadence Bancorporation, a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Cadence Bancorporation 2015 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Plan provides for the grant of Restricted Stock Units; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Participant Restricted Stock Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Unit Award.

(a) Grant. The Company hereby grants to the Participant an award of Restricted Stock Units (the “Performance-Based RSUs”) in respect of [Number] Shares (the “Target Number”) on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting of Performance-Based RSUs.

(a) Performance. The actual number of Performance-Based RSUs earned by the Participant (the “Earned Performance-Based RSUs”), subject to the vesting requirement set forth in Section 2(b), shall be equal to:

(i) if the Final Share Value (as defined in Exhibit A hereto) exceeds the Threshold Share Value (as defined in Exhibit A hereto) but is less than the Target Share Value (as defined in Exhibit A hereto), then the product (rounded to the nearest whole unit) of (A) the Target Number multiplied by (B) a fraction, the numerator of which is the Final Share Value minus the Threshold Share Value and the denominator of which is the Target Share Value minus the Threshold Share Value;

(ii) if the Final Share Value equals or exceeds the Target Share Value but is less than the Maximum Share Value (as defined in Exhibit A hereto), then the product (rounded to the nearest whole unit) of (A) the Target Number multiplied by (B) a fraction, the numerator of which is the sum of (1) the Target Share Value plus (2) the product of (x) five multiplied by (y) the Final Share Value less the Target Share Value, and the denominator of which is the Target Share Value; and

(iii) if the Final Share Value equals or exceeds the Maximum Share Value, then the product (rounded to the nearest whole unit) of (A) the Target Number multiplied by (B) 1.75.

(b) Vesting. Subject to Sections 2(c) and 8, the Earned Performance-Based RSUs shall become vested and non-forfeitable on the date on which the audit of the Company’s financial statements for the 2018 fiscal year is completed, subject to the Participant not having incurred a Termination of Service prior to such date.

(c) Termination of Service. If the Participant incurs a Termination of Service, any unvested Performance-Based RSUs shall be forfeited without consideration by the Participant.

3. Settlement. Subject to Section 4 and the Participant’s execution and delivery of the Management Stockholders Agreement or a joinder thereto (if the Participant is not already a party thereto), the Company shall issue one Share to the Participant for each Performance-Based RSU that becomes vested hereunder within 30 days following the date on which such Performance-Based RSU becomes vested[; provided, however, that if, prior to such issuance, the Participant has been paid a Change in Control Payment (as defined in the Amended and Restated Employment Agreement, dated as of March 14, 2017 (the “Employment Agreement”), by and among the Company, Cadence Bank, N.A., a national banking association organized under the laws of the United States, and the Participant) pursuant to Section 4(g) of the Employment Agreement, then the aggregate number of Shares to be issued to the Participant under this Section 3 shall be reduced by a number of Shares (rounded to the nearest whole Share) equal to the quotient of (a) the amount of such Change in Control Payment divided by (b) the Fair Market Value of a Share as of the issuance date of that payment].1 If the Participant does not execute and deliver the Management Stockholders Agreement (or an adoption thereto) within such 30-day period, any such Performance-Based RSU shall be forfeited without consideration.

4. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind (including, without limitation, the Participant’s FICA and other employment tax obligations) that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the Performance-Based RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied, at the discretion of the Company, by reducing the amount of Shares otherwise deliverable to Participant hereunder.

5. No Rights as Stockholder. Until such time as the Performance-Based RSUs have been settled pursuant to Section 3 and the underlying Shares have been delivered to the Participant, and the Participant has become the holder of record of such Shares, the Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right vote.

[1]	Include for executive officers (other than the Chief Executive Officer).

6. Non-Transferability. The Performance-Based RSU may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company and any of its Affiliates. The Participant acknowledges and agrees that, prior to the Shares becoming listed on an Applicable Exchange, any Shares received by the Participant in settlement of the Performance-Based RSU shall be subject to the restrictions on transfer set forth in the Management Stockholders Agreement, to which agreement the Participant shall be required to become a party as a condition of the receipt of any Shares hereunder.

7. Securities Law Representations. The Participant acknowledges that the Shares underlying the Performance-Based RSUs are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a) Investment Purpose. The Participant is acquiring the Performance-Based RSUs solely for the Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares underlying the Performance-Based RSUs within the meaning of the Securities Act and/or any applicable state securities laws.

(b) Accredited Investor. The Participant is an “accredited investor,” as that term is defined in Rule 501(a)(1), (2), or (3) of Regulation D promulgated under the Securities Act.

(c) Knowledge. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Performance-Based RSUs. The Participant has been furnished with, and/or has access to, such information as the Participant considers necessary or appropriate for deciding whether to acquire the Shares underlying the RSUs. In evaluating the merits and risks of an investment in the Shares underlying the Performance-Based RSUs, however, the Participant has and will rely only upon the advice of the Participant’s own legal counsel, tax advisors, and/or investment advisors.

(d) Risk of Loss. The Participant is aware that any value the Performance-Based RSUs may have depends on vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, nontransferable, and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(e) Resales. The Participant understands that the Performance-Based RSUs will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Participant is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(f) Restrictions. The Participant has read and understands the restrictions, limitations, and the Company’s rights set forth in the Plan, this Agreement, and the Management Stockholders Agreement that will be imposed on the Performance-Based RSUs and any Shares issued in respect of the Performance-Based RSUs.

(g) Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the Performance-Based RSUs or the Shares or upon information presented in any promotional meeting or material relating to the Performance-Based RSUs.

(h) Legends. The Participant understands and acknowledges that (i) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement, the Plan, or the Management Stockholders Agreement; and (ii) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book-entry or other electronic means rather than the issuance of stock certificates.

8. Change in Control.

(a) Change in Control Other Than a Supermajority Change in Control. In the event of a Change in Control that is not also a Supermajority Change in Control (as defined below), (i) any unvested Performance-Based RSUs shall remain outstanding and vest on the later of (A) the date on which such Performance-Based RSUs would have vested pursuant to Section 2 and (B) the first anniversary of such Change in Control, subject to (I) the achievement of the applicable performance goals, as adjusted pursuant to clause (ii) of this Section 8(a), (II) subject to clause (III), the Participant not having incurred a Termination of Service prior to each vesting date, and (III) accelerated vesting as provided in Section 10(d) of the Plan; and (ii) the Committee may in its discretion make such substitutions or adjustments to the Final, Threshold, Target, and Maximum Share Values (as defined in Exhibit A hereto) goals with respect to such Performance-Based RSUs as it deems appropriate and equitable pursuant to Section 3(c) of the Plan.

(b) Supermajority Change in Control. In the event of a Change in Control that is also a Supermajority Change in Control, (i) the Target Share Value goals with respect to any unvested Performance-Based RSUs shall be deemed to be realized at target (100%) as of the consummation of such Change in Control; and (ii) such Performance-Based RSUs shall vest on the later of (A) the date on which Performance-Based RSUs would have vested pursuant to

Section 2 and (B) the first anniversary of such Change in Control, subject to the Participant not having incurred a Termination of Service prior to each vesting date and to accelerated vesting as provided in Section 10(d) of the Plan.

(c) Definition of Supermajority Change in Control. For purposes of this Agreement, “Supermajority Change in Control” shall mean a Change in Control effected pursuant to Section 10(e)(i) of the Plan (in which 67% is substituted for 30% in such section) or Section 10(e)(iii) of the Plan (in which 25% is substituted for 50% and 67% is substituted for 30% in such section).

9. Miscellaneous.

(a) Confidentiality. The Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Participant of this covenant. This provision shall not prohibit the Participant from providing this information on a confidential and privileged basis to the Participant’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.

(b) Compliance with Legal Requirements. The grant of the Performance-Based RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules, and regulations.

(c) Waiver; Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Performance-Based RSUs granted thereunder; provided that any such waiver or amendment that would materially impair the rights of the Participant or any holder or beneficiary of any Performance-Based RSUs granted hereunder shall not to that extent be effective without the consent of the Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d) Unfunded Plan. This Award is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement (including, without limitation, as to any Performance-Based RSUs that vest). Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by (i) registered or certified first-class mail, return receipt requested, (ii) facsimile, (iii) courier service, or (iv) personal delivery:

if to the Company:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Attention: General Counsel

Facsimile: (713) 871-4000

if to Participant:

At the address last in the books and records of the Company.

All such notices, demands, and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs, and successors of Participant.

(i) Entire Agreement. This Agreement, the Plan, and the Management Stockholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto (including, without limitation, the Prior Agreement and the Prior Amendment).

(j) Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

(k) Section 409A of the Code. It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(l) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CADENCE BANCORPORATION

By:
Name:
Title:

PARTICIPANT
[Participant Name]

[Signature Page to Restricted Stock Unit Award Agreement]

EXHIBIT A

For purposes of this Agreement, the following terms have the meanings ascribed thereto below:

“Final Share Value” shall mean the Fair Market Value of a Share as of December 31, 2018.

“Maximum Share Value” shall mean $[__] per Share.

“Target Share Value” shall mean $[__] per Share.

“Threshold Share Value” shall mean $[__] per Share.

A-1